                                                                  Exhibit 10.5.3


                               AMENDMENT TO LEASE

         THIS AMENDMENT TO LEASE (this "AMENDMENT") is entered into as of January 8, 2002 (the "EFFECTIVE DATE") by and between BGI HOLDINGS III, LLC, a Delaware limited liability company ("LANDLORD"), and MEDIA 100 INC., a Delaware corporation ("TENANT").

                                    RECITALS

         A. Tenant and Connecticut General Life Insurance Company, the predecessor-in-interest to Landlord, entered into that certain Lease dated January 31, 1997 (the "LEASE") for premises consisting of approximately 56,508 rentable square feet, in the building known and numbered as 290 Donald Lynch Boulevard, Marlborough, Massachusetts (the "EXISTING PREMISES"). Landlord is presently the owner of such building and has succeeded to the Landlord's interest in the Lease. A true, correct and complete copy of the Lease is attached hereto as Exhibit G-N.

         B. Landlord and Tenant desire to extend the term of the Lease for the Existing Premises until the commencement of the term of the Lease as to the New Premises (hereinafter defined) which are located within another building owned by Landlord, such extension being on the terms and conditions set forth in the Lease as amended by Part A of this Amendment.

         C. Landlord and Tenant desire to amend the Lease to allow for Tenant's occupancy of 45,534 rentable square feet of space in the building known and numbered as 450 Donald Lynch Boulevard, Marlborough, Massachusetts (the "New Premises") upon the revised terms set forth in Part B of this Amendment.

         D. Tenant and Landlord have agreed to amend the Lease as set forth herein.

                                    AMENDMENT

         For good and valuable consideration received by them, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree that the Lease is amended as follows:

                                     PART A

         1. The Term of the Lease as it pertains to the Existing Premises, which currently expires March 31, 2002, is hereby extended to expire upon the Term Commencement Date for the New Premises as set forth in Part B of this Amendment (the "Extended Lease Termination Date"). Tenant's occupancy of the Existing Premises until the Extended Lease Termination Date shall be upon the same terms and conditions as set forth in the Lease without giving effect to the terms and provisions set forth in Part B of this Amendment, except that the Base Rent payable for the Existing Premises for the month of May 2002 shall be payable at the rental rate for the New Premises (calculated with Tenant's existing square footage at the Existing Premises). Tenant shall continue to pay, as additional rent, for the month of May 2002, Tenant's Share of Premises Expenses as set forth in the Lease, without giving effect to the amendments contained in Part B. The existing letter of credit which secures Tenant's obligations under the Lease shall be extended to provide for an expiration date which is no earlier than the Extended Lease Termination Date.

         If the Term Commencement Date for the New Premises has not occurred by June 1, 2002, the Base Rent for the Existing Premises for June 2002 shall be at the rental rate applicable to the New Premises (calculated with Tenant's existing square footage at the Existing Premises). Tenant shall continue to pay, as additional rent, for the month of June 2002, Tenant's Share of Premises Expenses as set forth in the Lease, without giving effect to the amendments contained in Part B.

         If the Term Commencement Date for the New Premises has not occurred by July 1, 2002, the Tenant shall pay Base Rent for the Existing Premises for July 2002 and each month thereafter until the occurrence of the Term Commencement Date for the New Premises based upon the rental rate for the New Premises (calculated with Tenant's square footage at the New Premises). During such period, Tenant shall pay the Additional Charges as set forth in Part B which pertain to the New Premises. However, during such period, Tenant will remain responsible for electricity charges for the Existing Premises as set forth in section 4.4 of the Lease prior to the amendments set forth in Part B.

         If Tenant terminates this Lease as to the New Premises as provided in
Section 7 of Part B, the Extended Lease Termination Date shall be extended in accordance with said Section 7, and the Base Rent for the Existing Premises from the giving of the Termination Notice until the Termination Date shall be at the rental rate applicable to the New Premises (calculated with Tenant's square footage at the New Premises). During such period, Tenant shall pay the Additional Charges as set forth in Part B which pertain to the New Premises. However, during such period, Tenant will remain responsible for electricity charges for the Existing Premises as set forth in section 4.4 of the Lease prior to the amendments set forth in Part B.

         2. Landlord and Tenant hereby agree that the Option to Extend for an additional period of five (5) years set forth in Section 2.3 of the Lease has not been exercised as to the Existing Premises and is no longer of any force or effect.

         3. Landlord hereby agrees that Tenant shall have the right, but not the obligation, to remove on or before the termination of the term of the Lease as to the Existing Premises any of the alterations, additions, improvements or installations made by Tenant to the Existing Premises, including, without limitation those described on Exhibit C, provided that Tenant shall repair any damage caused by such removal. A preliminary list of the items to be removed is attached hereto as Schedule 1-E.

         4. The Letter of Credit presently serving as the Security Deposit shall remain in place until the Extended Lease Termination Date.

         5. Landlord and Tenant hereby agree that the Lease as modified by Part A hereof remains in full force and effect as to the Existing Premises.

                                     PART B

         For good and valuable consideration received by them, the receipt and sufficiency of which are hereby acknowledged (i) Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the New Premises (as hereinafter defined) upon the terms and conditions set forth in the Lease as amended solely by Part B of this Amendment (and not by Part A hereof.). Landlord and Tenant agree that the Lease is hereby amended as follows solely as to the New Premises:

         1. DEFINED TERMS. All capitalized terms used but not defined in this Amendment will have the meanings set forth for such terms in the Lease. All terms that are defined in this Amendment and used in any provisions that are added to the Lease pursuant to this Amendment will have the meanings set forth for such terms in this Amendment.

         2. As of the Effective Date, Section 1.1 of the Lease shall be deleted in its entirety and replaced with the following:

                  1.1  SUBJECTS REFERRED TO:

                  Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this
Section 1.1:

         LANDLORD:   BGI Holdings III, LLC, a Delaware limited liability
                     company

         MANAGING AGENT:   Nordblom Management Company, Inc.

         LANDLORD'S  ADDRESS:

                  c/o Bristol Group, Inc.
                  400 Montgomery Street, Suite 400
                  San Francisco, CA 94104

         MANAGING AGENT'S ADDRESS:

                  c/o Nordblom Company
                  15 Third Avenue
                  Burlington, MA 01803

         TENANT:   MEDIA 100 INC., a Delaware corporation

         TENANT'S ADDRESS (FOR NOTICE AND BILLING):

         From and after the Term Commencement Date:

                  Media 100 Inc.
                  450 Donald J. Lynch Boulevard
                  Marlborough, Massachusetts 01752
                  Attn:  Chief Financial Officer

         Prior to the Term Commencement Date:

                  Media 100 Inc.
                  290 Donald J. Lynch Boulevard
                  Marlborough, Massachusetts 01752
                  Attn:  Chief Financial Officer

         LOT:  The land known and numbered as 450 Donald J. Lynch
               Boulevard, Marlborough, Massachusetts.

         BUILDING:  The building located on the Lot.

         PREMISES OR NEW PREMISES:  The space in the Building as shown on
                                    Exhibit A-N.

         RENTABLE FLOOR AREA
         OF THE PREMISES:      45,534 square feet

         RENTABLE FLOOR AREA
         OF THE BUILDING:      59,675 square feet

         TENANT'S SHARE:       76.30%

         DELIVERY DATE:        February 1, 2002

         TERM COMMENCEMENT DATE: The earlier to occur of (a) full occupancy of the Premises by Tenant and operation of Tenant's business solely at the New Premises, or (b) June 1, 2002; provided, however that if the Premises shall be delivered to Tenant following February 1, 2002, the Term Commencement Date shall be delayed by the same number of days as the delay in delivery of the Premises.

         TERM: Commencing on the Term Commencement Date and continuing until the last day of the full month which is forty (40) months after the Term Commencement Date, unless sooner terminated as provided herein.

         ANNUAL BASE RENT:          $443,957

         PERMITTED USES:   Subject to applicable zoning regulations, general
         office purposes, the design and manufacture of computer hardware and software, and the assembly, storage and distribution of same.

         COMMERCIAL GENERAL LIABILITY INSURANCE:

                  $2,000,000 combined single limit per occurrence
                  $5,000,000 annual aggregate

         SECURITY DEPOSIT: $137,945 letter of credit

         3. As of the Effective Date, Section 1.3 of the Lease shall be deleted in its entirety.

         4. As of the Effective Date, paragraph 2 of Section 2.1 of the Lease shall be deleted in its entirety and replaced with the following:

                  Tenant shall have, as appurtenant to the Premises, the right to use in common with others entitled thereto: (a) the common facilities included in the Building or on the Lot, including without limitation the right to use the parking lot adjacent to the Building as shown on Exhibit H-N attached hereto for parking up to one hundred sixty-eight (168) cars on a non-reserved, non-exclusive basis, and (b) the building service fixtures and equipment serving the Premises. Landlord agrees that the parking lot adjacent to the Building is and will continue to be solely for the use of Tenant and the other tenants of the Building on a non-reserved, non-exclusive basis.

         5. As of the Effective Date, the words "five (5) years" in the second line of the first paragraph of Section 2.3 of the Lease, shall be replaced with the words "three (3) years".

         6. As of the Effective Date, Section 2.4 of the Lease shall be deleted in its entirety.

         7. As of the Effective Date, paragraphs one and two of Section 3.1 of the Lease shall be deleted in their entirety and replaced with the following:

                  Tenant acknowledges that Tenant has had a reasonable opportunity to inspect the Premises. The Premises, shall be delivered to Tenant As Is, Where Is with all faults and without representation, warranty or guaranty of any kind by Landlord to Tenant, except that base building systems shall be in good working condition on the scheduled Term Commencement Date.

                  The Premises shall be delivered to Tenant on the Delivery Date in order that Tenant may prepare the Premises for Tenant's occupancy (including the installation of fiber optic cable at the Premises and from Donald Lynch Boulevard to the Premises) in accordance with plans and specifications theretofore approved by Landlord in accordance with the provisions hereof. In the event that Landlord shall fail to deliver the Premises to Tenant free of all tenants and occupants and subject to no leases or tenancy agreements or arrangements on or before May 1, 2002, Tenant shall have the right to terminate the Lease as to the Premises described in this Part B (the "New Premises") by prior written notice to Landlord (the "Termination Notice") given before the earlier of (i) July 1, 2002 or (ii) the delivery of the New Premises. In such event, this Lease shall terminate as to the New Premises upon the giving of such notice (the "New Premises Termination Date"). In addition, this Lease shall terminate as to the Existing Premises on the date which is nine (9) months after the giving of the Termination Notice (the "Existing Premises Termination Date"); provided, however, that Tenant shall have the right to accelerate the Existing Premises Termination Date by providing sixty (60) days prior written notice to Landlord at any time after the initial Termination Notice has been provided to Landlord, in which event the Existing Premises Termination Date shall be sixty (60) days from the giving of the second termination notice. Tenant's occupancy prior to the Commencement Date shall nonetheless be subject to all of the terms and provisions hereof (including the payment of charges for Tenant's electricity in accordance with Section 4.2 hereof), other than the payment of Annual Base Rent and Additional Charges. All of Tenant's construction, installation of furnishings, and later changes or additions shall be coordinated with any work being performed by Landlord in such manner as to maintain harmonious labor relations and not to damage the Building or Lot or interfere with Building operations.

         8. As of the Effective Date, Section 3.2 of the Lease shall be deleted in its entirety.

         9. As of the Effective Date, Article IV shall be deleted in its entirety and replaced with the following:

                  4.1  RENT.

                  (a) Beginning on the Commencement Date, Tenant shall pay to Landlord as annual minimum rent for the Premises the sum specified in Section
1.1 as "Annual Base Rent". Annual Base Rent shall be payable in equal monthly installments on or before the first day of the Term and on or before the first day of each and every calendar month thereafter during the Term. In the event the Term commences or ends on a day other than the first or last day, respectively, of a calendar month, then the monthly portion of the Annual Base Rent for such fractional month shall be prorated on a daily basis based upon a thirty (30) day calendar month. Annual Base Rent shall be paid to Landlord, without any prior demand and without any deduction or offset whatsoever, in lawful money of the United States of America at the address for payment of rent specified in Section 1.1, or to such other person or at such other place as Landlord may from time to time designate by notice to Tenant.

                  (b) Tenant shall pay to Landlord as additional charges all fees, costs, expenses, charges, and other amounts required to be paid by Tenant under this Lease other than Annual Base Rent ("Additional Charges"). Additional Charges shall be payable to Landlord at the place where the Annual Base Rent is payable.

Landlord shall have the same remedies for a default in the payment of Additional Charges as for a default in the payment of Annual Base Rent. The terms "Annual Base Rent" and "Additional Charges" are sometimes collectively referred to herein as "Rent."

                  (c) Without limiting any of Landlord's other rights and remedies under this Lease, if any payment of Rent or any other payment payable under this Lease by Tenant to Landlord shall not be paid within ten (10) days following the due date thereof, such Rent or other payment shall bear interest from the date when the Rent or other payment, as may be the case, was payable until the date paid at an annual rate equal to (a) the commercial prime rate as announced by Fleet National Bank from time to time plus four percent (4%), but not more than (b) the highest lawful rate of interest which Landlord may charge Tenant without violating any applicable law. Such interest shall constitute Additional Charges hereunder.

                  (d) Tenant agrees that acceptance by Landlord of any partial payment of any item of rental due under this Lease (whether denominated as Base Rent, Additional Charges or otherwise) shall not constitute an accord and satisfaction by Landlord of any of Tenant's obligations under this Lease, and that Landlord shall be entitled to collect from Tenant the balance of any such item of Rent remaining due.

                  (e) Tenant agrees that this Lease is a net lease and the Annual Base Rent, Additional Charges, Taxes, Expenses and all other sums payable under this Lease to Landlord shall be paid without notice or demand, and without setoff, abatement, suspension, deferment, reduction or deduction, except as otherwise expressly provided herein.

         4.2  TENANT'S SHARE OF COSTS.

                  (a) During the Term, Tenant shall pay to Landlord as Additional Charges Tenant's Share of all Taxes and Expenses.

                  (b) During the last month of each Expense Computation Year and each Tax Computation Year, as the case may be, or as soon thereafter as practicable, Landlord shall give to Tenant notice of Landlord's estimate of the amounts payable by Tenant under Section 4.2(a) for the following Expense Computation Year or Tax Computation Year, as the case may be. On or before the first day of each month during the following Expense Computation or Tax Computation Year, as the case may be, Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated amounts; provided, however, that if Landlord fails to give such notice in the last month of the prior Expense Computation Year or Tax Computation Year, as the case may be, then Tenant shall continue to pay on the basis of the prior year's estimate until the first day of the calendar month next succeeding the date such notice is given by Landlord. If at any time or times Landlord determines that the amounts payable under Section 4.2(a) for the current Expense or Tax Computation Year, or both, will vary from its estimate given to Tenant, Landlord, by notice to Tenant, may revise its estimate for such Expense or Tax Computation Year, or both, and subsequent payments by Tenant for such Expense Computation Year, or both, shall be based upon such revised estimate.

                  (c) Following the end of each Expense Computation Year or Tax Computation Year, Landlord shall deliver to Tenant a statement of amounts payable under Section 4.2(a) for such Expense Computation Year and Tax Computation Year, accompanied by ledgers and/or copies of paid invoices should Tenant specifically request these items from Landlord. If such statement shows an amount owing by Tenant that is less than the payments for such Expense Computation Year or Tax Computation Year, or both, previously made by Tenant, and if no Event of Default (as defined below) is outstanding at the time such statement is delivered, Landlord shall credit such amount to the next payments of Rent falling due under this Lease, or with respect to the final Expense Computation Year or Tax Computation Year of the Term, as the case may be, refund such amount to Tenant. If such statement shows an amount owing by Tenant that is more than the estimated payments for such Expense Computation Year or Tax Computation Year, or both, previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement. The respective obligations of Landlord and Tenant under this Section 4.2(c) shall survive the Expiration Date, and, if the Expiration Date is a day other than the last day of a Expense or Tax Computation Year, or both, the adjustment in Rent pursuant to this Section 7 for the Expense Computation Year or Tax Computation Year, or both, in which the Expiration Date occurs shall be prorated in the proportion that the number of days in such Expense Computation Year and/or Tax Computation Year preceding the Expiration Date bears to 365.

                  (d) As used in this Lease, the following terms shall have the meanings specified:

                          (i) "Expenses" shall mean (1) all costs of management,
operation, maintenance and repair of the Building and Common Areas, including, without limitation, janitorial, maintenance, maintenance and repair of the roof, security guard(s) and other service contracts; costs of supplying, replacing and cleaning employee uniforms; charges for heat, air conditioning, light, power, gas, water, sewer and waste disposal and other utilities furnished by Landlord and, as to each of the preceding items, not otherwise billed directly to Tenant by Landlord or otherwise; materials, supplies, equipment and tools; costs for maintenance, replacements and repairs not paid by insurance or third parties; insurance premiums, insurance deductibles, and license, permit and inspection fees; depreciation on personal property; wages, salaries, employee benefits and payroll costs of on-site personnel engaged in the management, operation and maintenance of the Building; fees, charges and other costs, including, without limitation, management fees (not to exceed 5% of the aggregate fixed rent for the Building), consulting fees, legal fees and accounting fees, of all independent contractors engaged by Landlord or reasonably charged by Landlord if Landlord performs any such services in connection with the Building; and (2) the cost of any capital improvements made to the Building after its construction that reduce other Expenses or made to the Building after the date of this Lease as a result of governmental orders, ordinances, codes, rules and regulations that were inapplicable to the Building at the time permits for its construction were obtained, such cost to be amortized over the useful life of such item in accordance with generally accepted accounting principles, together with interest on the unamortized balance at a rate equal to the prime commercial rate in effect from time to time at Fleet National Bank in Boston, Massachusetts. Notwithstanding the foregoing, Expenses shall not include Taxes, depreciation on the Building, any cost or expense to the extent otherwise included in management fees, costs of installing capital improvements (except as provided in clause (2) above), real estate brokers' commissions and legal fees in connection with leasing space in the Building, executive salaries (exclusive of salaries, wages or fees paid for management activities), tenant installation costs and capital items other than those referred to in this clause.

                  Landlord agrees to keep books and records with respect to the Expenses. Tenant, or its certified public accountant, shall have the right upon advance written notice to Landlord to inspect those portions of the books of Landlord relating to the Expenses at the offices of Landlord's Managing Agent during business hours for the purpose of verifying information set forth in Landlord's statements. In the event that, as a result of Tenant's inspection, it is determined that Landlord's statement overstated the Expenses for any fiscal year by more than ten percent (10%) of the actual amount of such costs, Landlord shall reimburse Tenant for all reasonable costs incurred in conjunction with such inspection.

                          (ii) "Taxes" shall mean all taxes, assessments and
charges levied upon or with respect to the Building, any personal property of Landlord used in the operation of the Building or Landlord's interest in the Building or such personal property. Taxes shall include, without limitation, all general real property taxes and general and special assessments, transit charges, service payments in lieu of taxes and any tax, fee or excise on the act of entering into this Lease or any other lease of space in the Building, on the use or occupancy of all or any part of the Building, on the rent payable under this Lease or any other lease of space in the Building or on or in connection with the business of renting space in the Building, that are now or hereafter levied or assessed against Landlord by the United States of America, the Commonwealth of Massachusetts, or any political subdivision, public corporation, district or other political or public entity, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Taxes, whether or not now customary or within the contemplation of the parties. Taxes shall not include franchise, transfer or inheritance taxes, or income taxes, unless, due to a change in the method of taxation, any of these taxes are levied or assessed against Landlord as a substitute for, in whole or in part, any other tax that would otherwise constitute a Tax. Taxes shall also include reasonable legal and tax consultants' fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Taxes. Notwithstanding the foregoing, any future taxes on rent received by Landlord, shall only be included as "Taxes" if assessed in substitution for real estate taxes.

                          (iii) "Tenant's Share" shall mean the percentage
figure so specified in Section 1.1, which is calculated by dividing the Rentable Area of Premises by the Rentable Area of the Building.

                          (iv) "Expense Computation Year" shall mean each twelve
(12) consecutive month period commencing January 1st of each year during the Term.

                          (v) "Tax Computation Year" shall mean each Tax fiscal
year (currently July 1-June 30) during the Term.

         4.3  SERVICES

         (a) Tenant covenants and agrees that its use of electric current at the Premises will not exceed the maximum load from time to time permitted by applicable governmental regulations. In the event that Tenant's use of electricity or water at the Premises, as reasonably determined by an engineer, is excessive, compared to use by other tenants in the Building, Tenant shall pay to Landlord the excess cost of water or electric current charges used by Tenant over the Tenant's Share thereof as determined by the engineer. Said additional charges shall be paid outside of the charges for normal use paid by Tenant as Additional Charges under Section 4.2.

         (b) In the event Tenant introduces into the Premises personnel or equipment which overloads the capacity of the Building's electrical system or in any other way interferes with the system's ability to perform adequately its proper functions, supplementary systems may, if and as needed, at Landlord's option, be provided by Landlord, at Tenant's expense. Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if, during the Term of this Lease, either the quantity or character of electric current is changed or electric current is no longer available or suitable for Tenant's requirements due to a factor or cause beyond Landlord's control.

         (c) Tenant shall have operating control of its heating and air conditioning at the Premises and shall pay Tenant's Share for said heating and air conditioning as set forth herein.

         (d) Landlord shall provide cleaning service to the Premises in accordance with the schedule set forth in Exhibit D. The cost of such cleaning services will be included in Expenses as set forth in Section 4.2 of the Lease.

         10. As of the Effective Date, Section 5 of the Lease shall be amended as follows:

                 (a) Section 5.1.1 of the Lease shall be deleted in its entirety and replaced with the following:

                 5.1.1 Building Services - To furnish heat, air-conditioning, cleaning service in accordance with Exhibit D and hot and chilled water service during the Term. Tenant shall have access to the Building (including exclusive use and exclusive access to two loading docks) 24 hours a day, 365 days a year. Landlord shall also keep all common areas in clean and orderly condition. During all times that Tenant shall have access to the Building, Landlord shall maintain utility services for the Building (subject to Sections 4.3 and 5.2), and shall furnish reasonable lighting to all common areas (including without limitation lobbies, lavatories, stairs, sidewalks and parking areas), and shall not (except as may be required in an emergency, from time to time, or a repair to the Building) in any way obstruct Tenant's use of the loading dock. Tenant shall maintain and empty the trash compactor at Tenant's loading dock area.

                  (b) In Section 5.1.3 the following words shall be added after the words "common facilities": "(including, without limitation, the plumbing, electrical, water, sewer, heating, ventilation and air conditioning and other building systems)".

                  (c) In the second sentence of Section 5.1.4 of the Lease, subsection (a) shall be deleted in its entirety and replaced with the following:
"one exterior sign on the facade of the building facing Donald Lynch Boulevard and the company's logo on the two (2) exterior doors, said logo not to exceed two (2) feet in height", and subsection (b) shall be deleted in its entirety and replaced with the following: "a sign in the top position on Landlord's building monument sign for the Building which shall be allowed to cover two-thirds of the existing sign area on said building monument sign".

                  (d) The following sentence shall be added at the end of
Section 5.1.4, "Tenant shall have the right to put its logo on the entry door to the Premises."

         11. As of the Effective Date, Section 6.1.6 C shall be amended by substituting for the words "for office purposes" in subdivision (i) the words "for Permitted Uses".

         12. As of the Effective Date, in Section 7.1.6 of the Lease, the following words shall be deleted "(provided that the expiration of any such abatement or reduction as a result of Tenant's use of the Premises for the Permitted Uses shall be subject to the same phasing of payments of Annual Rent and other charges in connection with Tenant's occupancy of Floor Segments as Tenant's initial occupancy of the Premises described in Section 4.1 hereof)".

         13. As of the Effective Date, in the first sentence of Section 9.1 of the Lease, the words "additional rent" shall be replaced with the words "Additional Charges".

         14. As of the Effective Date, the first sentence in Section 9.2 of the Lease shall be deleted in its entirety and replaced with, "In the event that this Lease is terminated under any of the provisions contained in Section 9.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the present value, discounted at a reasonable discount determined by Landlord, of the excess of the total rent reserved for the residue of the Term over the rental value of the Premises for said residue of the Term.

         15. As of the Effective Date, Section 10.2 shall be deleted in its entirety and replaced with the following:

                  All notices required or permitted hereunder shall be in writing and addressed, if to the Tenant, at Tenant's Address or such other address as Tenant shall have last designated by notice in writing to Landlord, with a copy to Peter Moldave, Esq., Lucash, Gesmer & Updegrove, LLP, 40 Broad Street, Boston, Massachusetts 02109, and if to the Landlord, at Landlord's Address or such other address as Landlord shall have last designated by notice in writing to Tenant, with a copy to Richard A. Toelke, Esq., Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts, 02110. Any notice shall be deemed given upon receipt and may be given by hand-delivery, by a recognized overnight courier, or when sent by U. S. mail, if sent certified mail or registered mail, postage pre-paid.

         16. In Section 10.8 of the Lease the word "BankBoston" shall be replaced with "Fleet National Bank".

         17. As of the Effective Date, Section 10.12 of the Lease shall be deleted in its entirety and replaced with, "The parties represent and warrant to each other that no broker or finder was in any way involved in this transaction and hold each other harmless from any claim for a broker's fee alleged to be due on account of an arrangement with the indemnifying party."

         18. As of the Effective Date, Section 10.16 of the Lease shall be amended as follows:

         (a) The first paragraph of Section 10.16 of the Lease shall be deleted in its entirety and replaced with the following:

                  Upon the delivery of the New Premises to Tenant, Tenant shall provide to Landlord an irrevocable and unconditional standby documentary letter of credit in the amount of the Security Deposit issued by a bank or other institution satisfactory to Landlord in its sole discretion, naming Landlord, its successors and assigns as the beneficiary, expiring no less than one (1) year from the Term Commencement Date and renewing automatically each year (or at the end of the applicable term thereof) unless the issuing bank has given Landlord notice at least 45 days prior to expiration that the same will not be renewed, and allowing full or partial draws, and otherwise in form and substance satisfactory to Landlord in its sole discretion (the "Letter of Credit"). Landlord shall be permitted to draw upon the Letter of Credit, in the event of
(i) default by Tenant in the payment of Annual Rent, Additional Charges or otherwise in any obligation hereunder beyond all applicable cure periods, in which event Landlord may draw upon all or a portion of the Security Deposit in satisfaction of the amount owed due to such default and apply the proceeds as described below, or (ii) failure by the Tenant to provide a replacement or substitute letter of credit in the amount of the Security Deposit, and otherwise subject to the conditions set forth above, no less than thirty (30) days prior to the expiration date of the letter of Credit then held by Landlord, in which event Landlord may draw upon all of the Letter of Credit and, in such event, shall hold the cash proceeds thereof as the Security Deposit hereunder. If the Landlord has drawn upon the Letter of Credit and is holding cash, upon receipt of the replacement letter of credit, the cash Security Deposit shall be returned to Tenant. If the Security Deposit is held by Landlord in cash pursuant to clause (ii), the Security Deposit shall be held in an account to be selected by Landlord in its sole discretion, with no interest thereon to Tenant, and may be commingled with other funds of Landlord.

         Tenant may utilize for this purpose the same letter of credit which presently secures Tenant's obligations under the Lease as to the Existing Premises, which Letter of Credit shall secure the obligations of Tenant under the Lease as to both the Existing Premises and the New Premises and which letter of credit shall be extended as appropriate so that the expiration date of the letter of credit coincides with the end of the lease term.

         (b) The third paragraph of Section 10.16 shall be deleted in its entirety.

         (c) The fourth paragraph of Section 10.16 shall be deleted in its entirety and replaced with the following:

                  If Landlord shall draw on the Letter of Credit pursuant to clauses (i) or (ii) of the first paragraph hereof as aforesaid, Tenant shall restore the Letter of Credit to the amount of the Security Deposit or deliver to Landlord a replacement letter of credit in the amount of the Security Deposit. The Security Deposit, or any balance thereof after application of the Security Deposit to uncured defaults of Tenant, shall be returned to Tenant within 30 days after the expiration of the Lease Term or termination of the same and after delivery of possession of the entire Premises to Landlord.

         19. As of the Effective Date, the following shall be added as
Section 10.17 of the Lease:

         10.17 ATTORNEYS' FEES

                  In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover all costs and expenses including its attorneys' fees in such action or proceeding in such amount as the court may adjudge reasonable. If the party which shall have commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

         20. As of the Effective Date, Exhibit A attached to the Lease shall be replaced with Exhibit A-N attached hereto.

         21. As of the Effective Date, Exhibit B attached to the Lease shall be deleted in its entirety.

         22. As of the Effective Date, Exhibit C attached to the Lease shall be replaced with Exhibit C-N attached hereto.

         23. As of the Effective Date, Exhibit D attached to the Lease shall be replaced with Exhibit D-N attached hereto.

         24. As of the Effective Date, Exhibit E attached to the Lease shall be replaced with Exhibit E-N attached hereto.

         25. As of the Effective Date, Exhibit F attached to the Lease shall be replaced with Exhibit F-N attached hereto.

         26. As of the Term Commencement Date, Tenant shall have the right to use the access control system at the Premises. Tenant shall establish a new account with the access control system provider but there shall be no charge for the use of the access control system by Landlord.

         27. As of the Term Commencement Date, Tenant shall have the right to use, free of charge, the existing furniture at the Premises, itemized on
Schedule 1-N hereto, during the Term of the Lease and during any occupancy of the Premises prior to the Term Commencement Date, provided that the items included on Schedule 1-N are left in the Premises by the current occupant of the Premises.

         28. Subject to Landlord's review and approval of Tenant's plans, which approval will not be unreasonably withheld or delayed, Landlord and Tenant covenant and agree that Tenant has the right to remove, but shall not be required to remove, the initial alterations to the Premises, to be made by Tenant, including those described in Exhibit C-N, provided that Tenant shall repair any damage caused by any such removal. Notwithstanding the foregoing, the items numbered 1, 2 & 3 on Exhibit C-N attached hereto must be removed by Tenant upon the end of the lease term or earlier termination of the Lease and any damage caused by the removal must be repaired by Tenant.

         29. So long as there is no interference with any other tenants at the Building, Tenant shall have the right to install at the Premises, at Tenant's sole expense, an emergency electrical generator and a concrete pad for such generator in a location to be reasonably approved by Landlord.

         30. John Filbin shall be Landlord's representative ("Landlord's Representative") at the Premises for the purposes of Article 3 of the Lease.

         31. After the occurrence of the Term Commencement Date and Tenant's first rental payment to Landlord, Landlord shall provide a credit to Tenant against the Base Rent for the second month following the Term Commencement Date or provide a check to Tenant on the date that the second month's Base Rent is due, at Landlord' option, in the amount of $25,000.

         32. Landlord agrees that if the laboratory tests conducted upon the 1,000 square feet of floor tile which Tenant wishes to replace in the Premises indicate the presence of asbestos in said floor tile, Landlord will be responsible for having the 1,000 square feet of floor tile removed in accordance with applicable law.

         33. Landlord hereby represents that as of the date hereof, there are no delinquencies in any assessments against Landlord under the terms of that certain Declaration of Covenants and Easements for Marlborough Business Centre dated April 29, 1991 and recorded with the Middlesex South Registry of Deeds in Book 21127, Page 3.

         34. This document may be executed in counterparts as may be convenient or required. All counterparts shall collectively constitute a single instrument.

         [The remainder of the page has been intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Lease as of the day and year first above written.

                                     LANDLORD:


                                     BGI HOLDINGS III, LLC,

                                     By:  Bristol Realty Holdings I, LLC,
                                          its Manager

                                     By:  Bristol Group, Inc.
                                          its Manager

                                     By:
                                        ---------------------------------------
                                     Name: Jeffrey S. Kott
                                     Title: Principal

                                     By:
                                        ---------------------------------------
                                     Name: James J. Curtis
                                     Title: Principal



                                     TENANT:


                                     MEDIA 100 INC., a Delaware corporation

                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------